
<ARTICLE> 7
<LEGEND>
                      THE CHUBB CORPORATION
                    Financial Data Schedule(*)
(*) This schedule contains summary financial information extracted from the Consolidated Balance Sheets and the Consolidated Statements of Income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<DEBT-HELD-FOR-SALE>                            10,810<F1>
<DEBT-CARRYING-VALUE>                            2,102<F2>
<DEBT-MARKET-VALUE>                              2,237<F3>
<EQUITIES>                                         950
<MORTGAGE>                                           0
<REAL-ESTATE>                                        0
<TOTAL-INVEST>                                  14,197
<CASH>                                              14
<RECOVER-REINSURE>                                  72<F4>
<DEFERRED-ACQUISITION>                             710
<TOTAL-ASSETS>                                  20,123
<POLICY-LOSSES>                                 10,054<F5>
<UNEARNED-PREMIUMS>                              2,838<F6>
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                                0
<NOTES-PAYABLE>                                    256<F7>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           176
<OTHER-SE>                                       5,557<F8>
<TOTAL-LIABILITY-AND-EQUITY>                    20,123
<PREMIUMS>                                       2,639
<INVESTMENT-INCOME>                                408
<INVESTMENT-GAINS>                                  90
<OTHER-INCOME>                                      48<F9>
<BENEFITS>                                       1,700
<UNDERWRITING-AMORTIZATION>                        728
<UNDERWRITING-OTHER>                               184
<INCOME-PRETAX>                                    462
<INCOME-TAX>                                        86
<INCOME-CONTINUING>                                376
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       376
<EPS-PRIMARY>                                     2.24
<EPS-DILUTED>                                     2.20
<RESERVE-OPEN>                                       0<F10>
<PROVISION-CURRENT>                                  0<F10>
<PROVISION-PRIOR>                                    0<F10>
<PAYMENTS-CURRENT>                                   0<F10>
<PAYMENTS-PRIOR>                                     0<F10>
<RESERVE-CLOSE>                                      0<F10>
<CUMULATIVE-DEFICIENCY>                              0<F10>

<F1>DEBT-HELD-FOR-SALE REPRESENTS FIXED MATURITY INVESTMENTS CLASSIFIED AS
    AVAILABLE-FOR-SALE AND CARRIED AT MARKET VALUE AS PRESCRIBED BY SFAS NO.
    115.
<F2>DEBT-CARRYING-VALUE REPRESENTS FIXED MATURITY INVESTMENTS CLASSIFIED AS
    HELD-TO-MATURITY AND CARRIED AT AMORTIZED COST AS PRESCRIBED BY SFAS NO.
    115.
<F3>DEBT-MARKET-VALUE REPRESENTS THE RELATED MARKET VALUE OF FIXED MATURITIES
    CLASSIFIED AS HELD-TO-MATURITY.
<F4>RECOVER-REINSURE REPRESENTS REINSURANCE RECOVERABLE ON PAID CLAIMS.
<F5>POLICY-LOSSES EXCLUDE THE REDUCTIONS FOR REINSURANCE RECOVERABLES ON UNPAID
    CLAIMS ($1,192), AS PRESCRIBED BY SFAS NO. 113. SUCH AMOUNTS ARE INCLUDED IN
    TOTAL ASSETS.
<F6>UNEARNED-PREMIUMS EXCLUDE THE REDUCTION FOR PREPAID REINSURANCE PREMIUMS ($125)
    AS PRESCRIBED BY SFAS NO. 113. THIS PREPAID AMOUNT IS INCLUDED IN TOTAL
    ASSETS.
<F7>NOTES-PAYABLE INCLUDES SHORT-TERM DEBT OF $8 LONG-TERM DEBT OF $248.
<F8>OTHER-SE INCLUDES PAID IN SURPLUS; RETAINED EARNINGS; FOREIGN CURRENCY
    TRANSLATION LOSSES, NET OF INCOME TAX; UNREALIZED APPRECIATION OF
    INVESTMENTS, NET; RECEIVABLE FROM ESOP AND TREASURY STOCK.
<F9>OTHER-INCOME REPRESENTS REVENUES FROM REAL ESTATE OPERATIONS.
<F10>AMOUNTS FOR SECURITIES ACT INDUSTRY GUIDE 6 AND EXCHANGE ACT INDUSTRY
     GUIDE 4 DISCLOSURES ARE REQUIRED FOR ANNUAL FILINGS ONLY. ACCORDINGLY,
     NO AMOUNTS WILL BE REPORTED FOR INTERIM FILINGS.

